As Filed with the Securities and Exchange Commission on September 2, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GenVec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	23-2705690
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

910 Clopper Road, Suite 220N
Gaithersburg, Maryland 20878
              (240) 632-0740
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas J. Swirsky
President and Chief Executive Officer
GenVec, Inc.,
910 Clopper Road, Suite 220N
Gaithersburg, Maryland 20878
                (240) 632-0740
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Asher M. Rubin
William I. Intner
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, MD 21202
(410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time as described in the prospectus after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Amount to be	Proposed Maximum	Amount of
to be Registered	Registered (3)	Aggregate Offering Price (3)(4)	Registration Fee(4)
Common Stock, $0.001 par value per share (1) (2)	4,487,005	$2,445,417.73	$246.26
Total	4,487,005	$2,445,417.73	$246.26

(1)	Includes Series B Junior Participating Preferred Share Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(3)	The number of shares of common stock consists of shares of common stock issuable upon exercise of outstanding warrants issued by the Company in connection with a private placement in May 2016.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Capital Market on August 31, 2016.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 2, 2016

PROSPECTUS

4,487,005 SHARES OF COMMON STOCK

This prospectus relates to the resale or other disposition from time to time of up to 4,487,005 shares, or the Warrant Shares, of our common stock issuable upon the exercise of previously issued common stock purchase warrants, or the Warrants, by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution”, which begins on page 8.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will generate proceeds from any cash exercise of the Warrants by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “GNVC.” The last reported sale price of our common stock on the NASDAQ Capital Market on August 31, 2016 was $0.53 per share. On February 24, 2016, we received notification from NASDAQ that the minimum bid price of our common stock had remained below $1.00 per share for 30 consecutive business days, and we therefore are not in compliance with the minimum bid price requirement for continued listing set forth in Marketplace Rule 5550(a)(2). On August 23, 2016, we received notification from NASDAQ that we have until February 21, 2017 to regain compliance with the minimum $1.00 per share bid price requirement for continued listing.

Investing in our securities involves risks. Please see “Risk Factors” on page 4 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                               , 2016

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About This Prospectus

This prospectus forms a part of a registration statement we filed with the Securities and Exchange Commission and relates to the resale or other disposition from time to time of up to 4,487,005 Warrant Shares issuable upon the exercise of previously issued Warrants, by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

Neither this prospectus nor any accompanying prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “GenVec,” “we,” “us,” “our” and similar terms refer to GenVec, Inc.

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Summary

This summary contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus and the documents incorporated by reference before making an investment decision.

GenVec, Inc.

GenVec, Inc. is a clinical-stage biopharmaceutical company with an entrepreneurial focus on leveraging its proprietary AdenoVerse™ gene delivery platform to develop a pipeline of cutting-edge therapeutics and vaccines. The Company is a pioneer in the design, testing and manufacture of adenoviral-based product candidates that can deliver on the promise of gene-based medicine. GenVec’s lead product candidate, CGF166, is licensed to Novartis Institutes for BioMedical Research, Inc. (together with Novartis AG and its subsidiary corporations, including Novartis Pharma AG, Novartis) and is currently in a Phase 1/2 clinical study for the treatment of hearing loss and balance disorders. In addition to our internal and partnered pipeline, we also focus on opportunities to license our proprietary technology platform, including vectors and production cell lines, to potential collaborators in the biopharmaceutical industry for the development and manufacture of therapeutics and vaccines.

Principal Executive Offices

Our principal executive offices are located at 910 Clopper Road, Suite 220N, Gaithersburg, Maryland 20878, and our telephone number is (240) 632-0740.

Recent Events

On February 24, 2016, we received notification from NASDAQ that the minimum bid price of our common stock had remained below $1.00 per share for 30 consecutive business days, and we therefore are not in compliance with the minimum bid price requirement for continued listing set forth in Marketplace Rule 5550(a)(2), and we were given until August 22, 2016 to regain compliance.

On August 23, 2016, we received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC, or NASDAQ, notifying us that we are eligible for an additional 180 calendar day period, or until February 21, 2017, to regain compliance with the minimum $1.00 per share bid price requirement for continued listing on The NASDAQ Capital Market.

Description of Private Placement

On May 10, 2016, in a registered offering pursuant to our shelf registration statement on Form S-3 declared effective February 11, 2014, we sold 5,471,957 shares of our common stock, or the Shares, at a purchase price of $0.91375 per share. In connection with a private placement transaction, or the Private Placement, concurrent with the sale of the Shares, we issued (i) Warrants to purchase 4,103,968 shares of our common stock, or the Investor Warrants, to the investors in the registered offering, and (ii) Warrants to purchase 383,037 shares of our common stock, or the Placement Agent Warrants, to the placement agent in the offerings and certain persons associated with the placement agent, or the Placement Agent Parties. The Shares and Investor Warrants were sold pursuant to a securities purchase agreement for aggregate gross proceeds of $5.0 million and the Placement Agent Warrants were issued pursuant to a letter agreement with the placement agent as compensation for the placement agent’s role in the Private Placement. Subject to certain ownership limitations, the Warrants will be initially exercisable on November 10, 2016, the Investor Warrants at an exercise price equal to $0.83 per share of common stock and the Placement Agent Warrants at an exercise price of $1.1422, each subject to adjustments as provided under the terms of the Warrants. The Investor Warrants are exercisable until November 10, 2022 and the Placement Agent Warrants are exercisable until May 4, 2021. The Warrants and the Warrant Shares were sold without registration under the Securities Act of 1933, or the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. This prospectus covers the sale or other disposition by the selling stockholders or their transferees of up to the total number of Warrant Shares issuable upon exercise of the Warrants issued to the selling stockholders in connection with the Private Placement.

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The Offering

Common stock offered by the selling stockholders	4,487,005 shares

Use of proceeds	We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders. See “Use of Proceeds.”

Risk factors	In analyzing an investment in the shares of common stock being offered pursuant to this prospectus, you should carefully consider, along with other matters included or incorporated by reference in this prospectus, the information set forth under “Risk Factors” in this prospectus and the risks discussed in the documents incorporated by reference in this prospectus, as they may be amended, updated or modified periodically in our reports filed with the SEC.

NASDAQ Capital Market symbol	GNVC

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Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement and in the documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in each of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2016 and our Quarterly Report on Form 10-Q for the six-month period ended June 30, 2016. Any of the risks and uncertainties set forth in those reports, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus or a prospectus supplement, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus and any accompanying prospectus supplement. As a result, you could lose all or part of your investment.

See also the information contained under the heading “Special Note Regarding Forward-Looking Statements” immediately below.

Special Note Regarding Forward Looking Statements

Any statements in this prospectus, any accompanying prospectus and the information incorporated herein and therein by reference relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not descriptions of historical facts are forward-looking statements and are based on management’s estimates, assumptions, and projections that are subject to risks and uncertainties. These statements can generally be identified by the use of forward-looking words like “believe,” “expect,” “intend,” “may,” “will,” “should,” “anticipate,” “estimate,” or similar terminology. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date we make them, actual results could differ materially from those currently anticipated due to a number of factors, including risks relating to:

•	decisions we make with respect to the future and strategic direction of our Company;

•	our product candidates being in the early stages of development;

•	our ability to find collaborators and, if we find collaborators, to mutually agree on terms for our collaborations;

•	our reliance on collaborators;

•	the timing, amount, and availability of revenues from our government-funded vaccine programs;

•	uncertainties with, and unexpected results and related analyses relating to, preclinical development and clinical trials of our product candidates;

•	the timing and content of future U.S. Food and Drug Administration regulatory actions related to us, our product candidates, or our collaborators;

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•	our financial condition, the sufficiency of our existing cash, cash equivalents, marketable securities, and cash generated from operations, and our ability to lower our operating costs;

•	the scope and validity of patent protection for our product candidates and our ability to commercialize technology and products without infringing the patent rights of others; and

•	the listing of our common stock on the NASDAQ Stock Market.

Further information on the factors and risks that could affect our business, financial condition and results of operations, are set forth in this prospectus under “Risk Factors” and in our filings with the SEC, which are available at www.sec.gov. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus.

Use of Proceeds

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. The selling stockholders will receive all of the proceeds from this offering.

We will receive proceeds upon the cash exercise of the Warrants for which the underlying Warrant Shares are being registered hereunder. Assuming full cash exercise of all of the Investor Warrants at the exercise price of $0.83 per underlying Warrant Share and all of the Placement Agent Warrants at the exercise price of $1.1422 per share, and assuming no further adjustments to the exercise price, we would receive gross proceeds of approximately $3.8 million. We intend to use any net proceeds from any exercise of the Warrants for operating costs, working capital, and general corporate purposes. The amount and timing of our actual use of proceeds may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive and the timing of when we receive such proceeds. There is no guarantee that the Warrants will be exercised, or if they are exercised that the Warrants will be exercised for cash. The terms of the Warrants provide that they may be exercised on a cashless basis if at any time after November 10, 2016 there is no effective registration statement registering, or no current prospectus available for, the resale or other disposition of the Warrant Shares by the stockholder or its transferee and provided that the stockholder or such transferee has cooperated with our reasonable requests in connection with our efforts to register such resale or other disposition. We will not receive any cash proceeds as a result of Warrants that are exercised on a cashless basis. The exercise price and number of Warrant Shares may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable.

Selling Stockholders

This prospectus covers the resale or other disposition by the selling stockholders or their transferees of the 4,487,005 shares of our common stock issuable upon exercise of the Warrants that we refer to as the Warrant Shares.

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Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the Warrant Shares, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers in the Private Placement and to the Placement Agent Parties. The Warrants were previously sold on May 10, 2016 in connection with the Private Placement. A Description of the Private Placement is set forth above under “Prospectus Summary – Description of the Private Placement” on page 2.

The Investor Warrants become exercisable on November 10, 2016 at an exercise price of $0.83 per share and will expire November 10, 2022. The Placement Agent Warrants become exercisable on November 10, 2016 at an exercise price of $1.1422 per share and will expire May 10, 2021. Pursuant to conditions set forth in the Warrants, the Warrants are exercisable under certain circumstances on a cashless basis. The exercise price and number of Warrant Shares may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable.

We are registering the Warrant Shares to permit each of the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.

None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

The following table sets forth the name of each selling stockholder, the number of shares and percentage of our common stock owned by each selling stockholder, the number of Warrant Shares that may be offered under this prospectus, and the number of shares and percentage of our common stock that will be owned by each selling stockholder assuming all of the Warrant Shares are sold. The number of shares in the column “Shares to be Offered” represents all of the shares that a selling stockholder may offer under this prospectus, and assumes the cash exercise of all the Warrants for common stock. The Warrant Shares may be offered from time to time by the selling stockholders. The selling stockholders may sell all, some or none of their Warrant Shares in this offering. We do not know how long the selling stockholders will hold the Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the Warrant Shares. See “Plan of Distribution.”

The information set forth below is based upon information obtained from the selling stockholders and upon information in our possession regarding the issuance of Warrants to the selling stockholders in connection with the Private Placement.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder, Warrant Shares are included with respect to that selling stockholder, notwithstanding that the Warrants are not exercisable until November 10, 2016. Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock that would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Warrants that have not been exercised. The numbers of shares in the table below do not reflect this limitation. The percentages of shares beneficially owned are based on 22,736,316 shares of our common stock outstanding as of August 31, 2016, plus the Warrant Shares, which are not currently outstanding.

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	Shares Beneficially Owned Prior to Offering			Shares to be Offered (1)	Shares Beneficially Owned After Offering (2)
Name of Selling Stockholder	Number		Percentage	Number	Number	Percentage
Anson Investments Master Fund LP	2,393,979	(3)	10.1	1,025,991	1,367,988	5.8
Intracoastal Capital LLC	1,627,678	(4)	6.8	1,025,992	601,686	2.5
Steven T. Newby	1,510,400	(5)	6.5	410,400	1,100,000	4.8
Sabby Healthcare Master Fund, Ltd	1,739,578	(6)	7.3	1,025,991	713,587	3.0
Sabby Volatility Warrant Master Fund, Ltd	1,412,384	(7)	6.0	615,594	796,790	3.4
H.C. Wainwright & Co., LLC	114,911	(8)	*	114,911	0	0
Michael Vasinkevich	247,059	(9)	1.1	247,059	0	0
Noam Rubinstein	120,657	(10)	*	120,657	0	0
Mark Viklund	11,491	(11)	*	11,491	0	0
Charles Worthman	3,830	(12)	*	3,830	0	0

*	Less than 1%.

(1)	Assumes the exercise for cash of all of the Warrants.

(2)	Assumes that all shares being registered in this prospectus are resold to third parties, and that each selling stockholder sells all shares of its common stock registered under this prospectus.

(3)	Consists of (i) 1,367,988 shares of common stock directly owned by Anson Investments Master Fund LP, or Anson, and (ii) 1,025,991 Warrant Shares that may be acquired upon exercise of a Warrant held by Anson. Anson has indicated that M5V Advisors Inc., or M5V, and Frigate Ventures LP, or Frigate, the Co-Investment Advisers of Anson, hold voting and dispositive power over the shares held by Anson. Bruce Winson is the managing member of Admiralty Advisors LLC, which is the general partner of Frigate. Moez Kassam and Adam Spears are directors of M5V. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(4)	Consists of (i) 601,686 shares of common stock directly owned by Intracoastal Capital LLC, or Intracoastal, and (ii) 1,025,992 Warrant Shares that may be acquired upon exercise of a Warrant held by Intracoastal. Intracoastal has indicated that Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting and investment discretion over these shares. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of these shares. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired its Warrant in the ordinary course of business, and at the time of the acquisition of its Warrant, Intracoastal did not have any arrangements or understandings with any person to distribute the Warrant Shares.

(5)	Consists of (i) 1,100,000 shares of common stock directly owned by Steven T. Newby and (ii) 410,400 Warrant Shares that may be acquired upon exercise of a Warrant held by Mr. Newby.

(6)	Consists of (i) 713,587 shares of common stock directly owned by Sabby Healthcare Master Fund, Ltd., or SHMF, and (ii) 1,025,991 Warrant Shares that may be acquired upon exercise of a Warrant held by SHMG. This shareholder has indicated that Hal Mintz has voting and investment power over the shares held by it. This shareholder has indicated that Sabby Management, LLC serves as its investment manager, that Mr. Mintz is the manager of Sabby Management, LLC, and that each of Sabby Management, LLC and Mr. Mintz disclaim beneficial ownership over these shares except to the extent of any pecuniary interest therein.

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(7)	Consists of (i) 796,790 shares of common stock directly owned by Sabby Volatility Warrant Master Fund, Ltd., or SVWMF, and (ii) 615,594 Warrant Shares that may be acquired upon exercise of a Warrant held by SVWMF. This shareholder has indicated that Mr. Mintz has voting and investment power over the shares held by it. This shareholder has indicated that Sabby Management, LLC serves as its investment manager, that Mr. Mintz is the manager of Sabby Management, LLC, and that each of Sabby Management, LLC and Mr. Mintz disclaim beneficial ownership over these shares except to the extent of any pecuniary interest therein.

(8)	Consists of Warrant Shares that may be acquired upon exercise of a Warrant held by H.C. Wainwright & Co., LLC, or Wainwright. This shareholder has indicated that Michael Vasinkevich has voting and investment power over the shares held by Wainwright. As such, Mr. Vasinkevich may be deemed to have beneficial ownership over these shares.

(9)	Consists of (i) 132,148 Warrant Shares that may be acquired upon exercise of a Warrant held by Mr. Vasinkevich and (ii) 114,911 Warrant Shares that may be acquired upon exercise of a Warrant held by Wainwright. Wainwright has indicated that Mr. Vasinkevich has voting and investment power over the shares held by Wainwright. As such, Mr. Vasinkevich may be deemed to have beneficial ownership over the Warrant Shares that may be acquired upon exercise of the Warrant held by Wainwright.

(10)	Consists of Warrant Shares that may be acquired upon exercise of a Warrant held by Noam Rubinstein.

(11)	Consists of Warrant Shares that may be acquired upon exercise of a Warrant held by Mark Viklund.

(12)	Consists of Warrant Shares that may be acquired upon exercise of a Warrant held by Charles Worthman.

Plan of Distribution

We are registering the shares of common stock, issuable upon exercise of the Warrants, on behalf of the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions through a broker-dealer in which the broker-dealer agrees with a selling stockholder to sell a specified number of shares at a stipulated price per share;

•	privately negotiated transactions;

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•	exchange distributions in accordance with the rules of the applicable exchange;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are not aware of any written or oral agreement or understanding that the selling stockholders have entered into with any person to distribute shares of our common stock covered hereby. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus and accompanying prospectus after we have filed an amendment to this prospectus under an applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the transferee or other successors in interest as selling stockholders under this prospectus.

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The selling stockholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict sales activity by a person engaged in the distribution of the shares for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to shares of our common stock. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M may apply to their sales in the market.

We will not receive any of the proceeds from this offering. We are required to pay certain fees and expenses incurred by us incident to this registration statement and the registration of the shares generally. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and other securities laws.

In order to comply with certain states’ securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We do not assure you that the selling stockholders will sell any or all of the shares offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares by other means not described in this prospectus. Moreover, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state a material fact required to be stated in this prospectus or necessary to make the statements in this prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

Description of Common Stock

The following description of our common stock summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. The Delaware General Corporation Law, or the DGCL, may also affect the terms of our common stock.

Authorized and Outstanding Common Stock

Our Amended and Restated Certificate of Incorporation, as amended, provides that we have authority to issue 55,000,000 shares of our common stock, par value $0.001 per share. As of August 31, 2016, there were 22,736,316 shares of common stock issued and outstanding and there were outstanding warrants to purchase approximately an additional 4,487,005 shares of our common stock and options to purchase 2,797,942 shares of our common stock.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “GNVC”.

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Dividends

Our Board of Directors may authorize, and we may make, distributions to our common stockholders, subject to any restriction in our Amended and Restated Certificate of Incorporation, as amended, and to those limitations prescribed by law. However, we have never paid cash dividends on our common stock or any other securities. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable.

Voting Rights

Each share of our common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors. Our stockholders may vote either in person or by proxy.

Preemptive and Other Rights

Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional securities of the Company under Delaware law. Nor does the common stock have any conversion rights or rights of redemption (or, if any such rights have been granted in relation to the common stock, any such rights have been waived). Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

Stockholder Action by Written Consent; Meetings

Pursuant to our Amended and Restated Certificate of Incorporation, as amended, stockholders may not take action by written consent in lieu of voting at a meeting, except as may be provided in a resolution or resolutions providing for any class or series of our preferred stock.

Our Amended and Restated Bylaws provide that we must hold an annual meeting of stockholders. Special meetings of our stockholders may be called at any time only by the Board of Directors or by the President.

Staggered Board of Directors

Our Board of Directors is divided into three classes, the members of each of which serve for staggered three-year terms. Our stockholders may elect only one-third of the directors each year; therefore, it is more difficult for a third party to gain control of our Board of Directors than if our Board was not staggered.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

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Rights Agreement

On September 7, 2011, we entered into a Stockholder Rights Agreement with American Stock Transfer & Trust Company, LLC, as rights agent. The Stockholder Rights Agreement was not adopted in response to any specific effort to acquire control of us. In connection with the adoption of the new Stockholder Rights Agreement, our Board of Directors declared a dividend of one preferred stock purchase right, or a Right, for each outstanding share of our common stock to stockholders of record as of the close of business on September 7, 2011. Initially, the Rights will be represented by our common stock certificates or book entry notations, will not be traded separately from the common stock, and will not be exercisable. In the event that any person acquires beneficial ownership of 20% or more of the outstanding shares of our common stock, or upon the occurrence of certain other events, each holder of a Right, other than the acquirer, would be entitled to receive, upon payment of the purchase price, which is initially set at $32 per Right, a number of shares of our common stock having a value equal to two times such purchase price. Our Board of Directors is entitled to redeem the Rights at $0.001 per right at any time before a person or group has acquired 20% or more of our common stock. The Rights will expire on September 7, 2021, subject to our right to extend such date, unless earlier redeemed or exchanged by the Company or terminated. The Rights will at no time have any voting rights. The Company has authorized 30,000 shares of Series B Junior Participating Preferred Stock in connection with the adoption of the new Stockholder Rights Agreement. There was no Series B Junior Participating Preferred Stock issued or outstanding as of August 31, 2016.

Limitations of Director Liability

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Delaware law does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors to us and our stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to us or our stockholders for breach of the director’s fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

Indemnification

To the maximum extent permitted by law, our Amended and Restated Certificate of Incorporation, as amended, provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, we must advance or reimburse directors and officers for expenses they incur in connection with indemnifiable claims. We also maintain directors’ and officers’ liability insurance.

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Incorporation of Certain Information by Reference

We are incorporating information into this prospectus by reference, which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC (File No. 000-24469) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2015;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016.

•	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 9.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the SEC on January 11, 2016, January 22, 2016, February 26, 2016, May 2, 2016, May 10, 2016, June 2, 2016, July 27, 2016 and August 24, 2016;

•	The description of the Company’s common stock, par value $0.001 per share, included under the caption “Description of Capital Stock” in the prospectus forming a part of the our Registration Statement on Form S-1, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on December 7, 2000, including any amendment or report filed for the purpose of updating such description; and

•	All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering.

We are not, however, incorporating by reference any documents, or portions of documents, whether specifically listed above or arising in the future, which are not deemed “filed” with the SEC.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described below under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Douglas J. Swirsky
President and Chief Executive Officer
GenVec, Inc.
910 Clopper Road, Suite 220N
Gaithersburg, Maryland 20878
(240) 632-0740

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Where You Can Find More Information

We file periodic and current reports, proxy statements and other information with the SEC in accordance with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy (at prescribed rates) this information and the registration statement at the SEC public reference room located at 100 F Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.In addition, the SEC maintains an internet website that contains reports, proxy statements and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that website is http://www.sec.gov. We also maintain a website at http://www.genvec.com, which provides additional information about our company. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the common stock offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about the common stock and us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

Legal Matters

The validity of the common stock being offered by this prospectus has been passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland.

Experts

The financial statements of GenVec, Inc., as of December 31, 2015 and 2014, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of Stegman & Company, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by the Company.

To be Paid
By The
Company
SEC registration fee	$246
Accounting fees and expenses	2,500
Printing fees and expenses	1,000
Legal fees and expenses	40,000
Miscellaneous expenses	1,000
Total	$44,746

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law.  Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

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Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

The Company has adopted provisions in its Amended and Restated Certificate of Incorporation, as amended, that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL. As authorized by the DGCL, the Company’s Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors of the Company for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. These provisions will not alter the liability of directors under federal securities laws.

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Bylaws

The Company’s amended and restated bylaws provide for the indemnification of directors and officers to the full extent permitted by Section 145 of the DGCL.

Indemnification Agreements

The Company has entered into agreements with its directors and certain of its executive officers that require it to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to the fullest extent not prohibited by Delaware law.

Insurance Policies

The Company has purchased an insurance policy that covers the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors.

The foregoing descriptions are only general summaries.

Item 16. Exhibits

The exhibits listed on the Index to Exhibits of this registration statement are filed herewith or are incorporated herein by reference to other filings.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on this 2nd day of September, 2016.

GENVEC, INC.

By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President, Chief Executive Officer, Corporate Secretary and Director

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POWER OF ATTORNEY

Each of the undersigned directors and officers of GenVec, Inc. hereby constitutes and appoints Douglas J. Swirsky his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement related to this registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Swirsky	President, Chief Executive Officer,	September 2, 2016
Douglas J. Swirsky	Corporate Secretary and Director (Principal Executive Officer)

/s/ James V. Lambert	Senior Director, Accounting and	September 2, 2016
James V. Lambert	Finance, Corporate Controller and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Wayne T. Hockmeyer, Ph.D.	Chairman of the Board of Directors	August 31, 2016
Wayne T. Hockmeyer, Ph.D.

/s/ William N. Kelley, M.D.	Director	August 19, 2016
William N. Kelley, M.D.

/s/ Stefan D. Loren, Ph.D.	Director	August 22, 2016
Stefan D. Loren, Ph.D.

/s/ Quinterol J. Mallette, M.D.	Director	August 21, 2016
Quinterol J. Mallette, M.D.

/s/ Michael Richman	Director	August 21, 2016
Michael Richman

/s/ Marc R. Schneebaum	Director	August 20, 2016
Marc R. Schneebaum

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INDEX TO EXHIBITS

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit
Number	Exhibit Description

3.1	Amended & Restated Certificate of Incorporation, as amended, of the Company. (1)
3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, of the Company (2)
3.3	Certificate of Designation of the Series B Junior Participating Preferred Stock of the Company. (3)
3.4	Amended & Restated Bylaws of the Company. (4)
4.1	Specimen Common Stock Certificate. (5)
4.2	Rights Agreement dated as August 11, 2011 between the Company and American Stock Transfer & Trust Company, LLC, the form of Certificate of Designation of Series B Junior Participating Preferred Stock attached as Exhibit A thereto, the form of Rights Certificate attached as Exhibit B thereto, and the form of Summary of Rights attached as Exhibit C thereto. (3)
4.3	Form of Common Stock Purchase Warrant. (6)
5.1	Opinion of Hogan Lovells US LLP regarding the validity of the securities being registered.
23.1	Consent of Stegman & Company.
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page)

(1)	Incorporated by reference from our Quarterly Report on Form 10-Q (File No. 000-24469) filed with the Securities and Exchange Commission on August 9, 2011.
(2)	Incorporated by reference from our Current Report on Form 8-K (File No. 000-24469) filed with the Securities and Exchange Commission on November 16, 2015.
(3)	Incorporated by reference from our Current Report on Form 8-K (File No. 000-24469) filed with the Securities and Exchange Commission on August 12, 2011.
(4)	Incorporated by reference from our Quarterly Report on Form 10-Q (File No. 000-24469) filed with the Securities and Exchange Commission on November 10, 2003.
(5)	Incorporated by reference from our Registration Statement on Form S-1 (File No. 333-47408) declared effective by the Securities and Exchange Commission on December 12, 2000.
(6)	Incorporated by reference from our Current Report on Form 8-K (File No. 000-24469) filed with the Securities and Exchange Commission on May 4, 2016.

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